COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into this 18th day of March, 2005 by and between Ethos Business Venture, L.L.C.,  a Florida limited liability corporation (hereinafter referred to as "Landlord"), and Dais Analytic Corporation, whose address is 11552 Prosperous Drive, Odessa, Florida 33566 (hereinafter referred to as "Tenant"). Landlord and Tenant are referred to herein individually as “Party” and collectively as the “Parties”.

ARTICLE I - GRANT OF LEASE

1.1 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property described in Exhibit "A" attached hereto and by reference made a part hereof (the "Leased Premises"), together with, as part of the parcel, all improvements located thereon.

ARTICLE II - LEASE TERM

2.1 Term of Lease.  The term of this Lease shall begin on the Commencement Date as defined in Section 2.2 and shall terminate on the Termination Date as defined in Section 2.3 (“Initial Term”).

2.2 Commencement Date. The "Commencement Date" shall mean the date upon which this Lease is fully executed by all the Parties.

2.3 Termination Date. The “Termination Date” shall mean that date which follows the Commencement Date by eight calendar months (i.e. if the Commencement Date is March 10th the Termination Date will be November  9th of the same year).

ARTICLE III - EXTENSIONS

3.1 The Parties hereto may elect to extend this Lease upon such terms and conditions as may be agreed upon in writing and signed by the Parties at the time of any such extension.

ARTICLE IV - DETERMINATION OF RENT

4.1 The Tenant agrees to pay to the Landlord and the Landlord agrees to accept, during the Initial Term, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

      (a) Rent for Initial Term. The rent for the Initial Term of this lease shall be Twenty Nine Thousand Two Hundred Dollars ($29,200.00) (“Initial Rent”), plus applicable sales tax.

      (b)  Payment of Rent.  The Initial Rent shall be payable in advance in eight monthly installments and shall be due on the eighteenth (18th) day of each and every calendar month during the Initial Term, and prorated on a daily basis for the fractional portion of any such month. Each monthly installment due for the first three months of the Initial Term shall be Two Thousand Six Hundred Dollars ($2,600.00) plus applicable sales tax. Each of the remaining six monthly installments shall be Four Thousand Two Hundred Dollars ($4,200.00)plus applicable sales tax.

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      (c) A late fee may be assessed by Landlord on any payment of the aforementioned rent not postmarked or received by Landlord on or before the due date of such payment. Said late fee shall be Twenty Five Dollars ($25.00) per day for each day payment is late.

ARTICLE V - SECURITY DEPOSIT

5.1 The Tenant has initially deposited with the Landlord the sum of Five Thousand Dollars ($5,000.00) as security for the full and faithful performance by the Tenant of all the terms of this lease required to be performed by the Tenant (“Initial Deposit”). Such sum shall be returned to the Tenant after the expiration of this lease, provided the Tenant has fully and faithfully carried out all of its terms. In the event of a bona fide sale of the property of which the Leased Premises are a part, the Landlord shall have the right to transfer the security to the purchaser to be held under the terms of this lease, and the Landlord shall be released from all liability for the return of such security to the Tenant. In addition to the Initial Deposit, Tenant shall provide to Landlord, upon the first day of the fourth month of this Lease, an additional sum of Three Thousand Hundred Dollars ($3000.00) which shall increase the Initial Deposit and shall be subject to the same terms and conditions as apply to the Initial Deposit.

ARTICLE VI – TAXES AND ASSESSMENTS

6.1 Personal Property Taxes.  The Tenant shall be solely liable for all taxes levied against any leasehold interest of the Tenant or personal property and trade fixtures owned or placed by the Tenant in the Leased Premises.

6.2 Real Estate Taxes and Assessments. Tenant shall be solely responsible for paying in a timely manner all real estate taxes and assessments due or accruing with respect to the Lease Premises during the Initial Term of the Lease and any extension thereof. Payment relating to such taxes shall be payable in advance monthly to Landlord on the first day of each month of the Initial Term and prorated for each partial month thereof. Landlord shall hold such payment in escrow for Tenant paying the taxes on behalf of Tenant from such sums when due. In the event a payment hereunder is due and the final real property taxes and assessments (“Tax Bill”) have not yet been determined by the taxing authority for the period relating thereto the Parties agree to compute said monthly tax payment upon the last Tax Bill received by Landlord for the Leased Premise. Upon the receipt of the final Tax Bill relating to said payment the Landlord shall recalculate the taxes owed by Tenant for the period and if there are additional taxes and/or assessments due Landlord shall notify Tenant in writing of the amount due whereupon Tenant shall have fifteen (15) days after said notice to remit payment in full to Landlord. Likewise, if such recalculation shows an overpayment of such taxes and/or assessments by Tenant, Landlord shall refund any overpayment to Tenant within fifteen (15) days of Landlord’s receipt of said Tax Bill. Payments due thereafter shall be based upon the most recent Tax Bill received by Landlord with relation to the Leased Premises and re-computed employing the same process as described above. In the event of an extension of this Lease the payments due hereunder shall be payable in the same manner as described above. Landlord, upon Tenant’s request, shall deliver to Tenant a copy of such Tax Bill or assessments made against the Leased Premises. In addition to the foregoing payments, Tenant shall pay to Landlord any interest and penalties lawfully imposed by the taxing authority as a result of Tenant's late payment of the forgoing obligation and a late fee to Landlord equal to Ten Dollars ($10.00) per day for each day any such payment is received by Landlord after the due date thereof. The above payments are considered a reimbursement to Landlord. If it is determined such payments are subject to Florida Sales and Use Tax, Tenant shall also pay to Landlord the appropriate sales tax on each such payment.

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6.3 Contest of Taxes. Tenant may, at its own cost and expense, contest by appropriate proceedings the amount of any personal and, with the prior written approval of Landlord, real property tax on the Property. The Tenant may, with prior written approval of Landlord, endeavor at any time or times, by appropriate proceedings, to obtain a reduction in the assessed valuation of the Leased Premises for tax purposes.

6.4 Changes in Method of Taxation.  Landlord and Tenant further agree that if at any time during the term of this Lease, the present method of taxation or assessment of real estate shall be changed so that the whole or any part of the real estate taxes, assessment or governmental impositions now levied, assessed or imposed on the Leased Premises shall, in lieu thereof, be assessed, levied, or imposed wholly or in part, as a capital levy or otherwise upon the rents reserved herein or any part thereof, or as a tax, corporation franchise tax, assessment, levy or charge, or any part thereof, measured by or based, in whole or in part, upon the Leased Premises or on the rents derived therefrom and imposed upon the Landlord, Tenant shall timely pay, in advance and monthly if practical, all such taxes, assessments, levies, impositions, or charges.  Nothing contained in this Lease shall require the Tenant to pay an estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer or income tax of the Landlord, nor shall any of the same be deemed real estate taxes unless the same be imposed in lieu of the real estate taxes.

6.5 Solid Waste Disposal Assessment. Tenant shall be solely responsible for paying in a timely manner all solid waste disposal assessments made by the local taxing authority with relation to the Lease Premises during the Initial Term of the Lease and any extension thereof. Payment relating to such taxes shall be payable in advance monthly based upon and calculated in the same manner as real property taxes are calculated under Section 6.1.

ARTICLE VII – UTILITIES AND LIENS

7.1. LIENS. The Tenant shall keep the property free and clear of all liens and, should the Tenant fail to do so, or to have any liens removed from the property within fourteen (14) days of notification to do so by the Landlord, in addition to all other remedies available to the Landlord, the Tenant shall defend, indemnify and hold the Landlord harmless for all costs and expenses, including reasonable attorney's fees, occasioned by the Landlord in having said lien removed from the property; and, such costs and expenses shall be billed to the Tenant and shall be payable by the Tenant with that month's regular monthly rental as additional expenses reimbursable to the Landlord by the Tenant.

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7.2. Utilities.  Tenant shall timely pay for all water, sanitation, sewer, electricity, light, heat, gas, power, fuel, janitorial, and other services incident to Tenant's use of the Leased Premises, whether or not the cost thereof be a charge or imposition against the Leased Premises.

ARTICLE VIII - OBLIGATIONS FOR REPAIRS

8.1 Landlord’s Repairs.  Subject to any provision of this Article to the contrary, and except for maintenance or replacement necessitated as the result of gross negligence on the part of the Landlord or Landlord’s agents, the Landlord shall be required to repair only structural defects in the building and perform major roof repairs. For the purpose of this section only the term “major roof repairs” is defined as a roof repair which exceeds $5000.00 in cost.

8.2 Tenant’s Repairs.  The Tenant shall promptly make all repairs and maintain the Leased Premises and all improvements and fixtures thereon in good order and condition, except for maintenance related to reasonable wear and tear, repairs required of Landlord pursuant to Section 8.1, and maintenance or replacement necessitated as the result gross negligence on the part of Landlord or Landlord’s agents.

8.3 Requirements of the Law.  The Tenant agrees that if any federal, state or municipal government or any department or division thereof shall condemn the Leased Premises or any part thereof as not in conformity with the laws and regulations relating to the construction thereof with respect to conditions latent or otherwise which existed on the Commencement Date, or, with respect to items which are the Landlord's duty to repair pursuant to Section 8.1; and such federal, state or municipal government or any other department or division thereof, has ordered or required, or shall hereafter order or require, any alterations or repairs thereof necessary to comply with such laws, orders or requirements (the validity of which the Landlord shall be entitled to contest); and if by reason of such laws, orders or the work done by the Landlord in connection therewith, the Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, the Tenant shall be deprived as a result thereof, and the Landlord shall be obligated to make such repairs, alterations or modifications at Landlord's expense.

If, however, such condemnation, law, order or requirement, as set forth herein, shall be with respect to an item which shall be the Tenant's obligation to repair pursuant to Section 8.2 or any other provision contained herein, no abatement or adjustment of rent shall be granted; provided, however, that Tenant shall be entitled to contest the validity thereof.

8.4 Tenant’s Alterations.  The Tenant shall have the right, upon securing prior written approval from the Landlord, at Tenant’s sole expense, from time to time, to redecorate the Leased Premises and to make non-structural alterations and changes in such parts thereof; provided, however, that such alterations and changes shall neither impair the structural soundness nor diminish the value of the Leased Premises. The Landlord shall execute and deliver upon the request of the Tenant such instrument or instruments embodying the approval of the Landlord which may be required by the public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, changes and/or installations in, to or upon the Leased Premises and the Tenant agrees to pay for such licenses or permits.

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8.5 Permits and Expenses.  Each Party agrees that it will procure all necessary permits for making any repairs, alterations, or other improvements for installations, when applicable. Tenant shall promptly give written notice to Landlord of any repairs required of the other pursuant to the provisions of this Article. Both Parties agree to promptly commence any repairs for which it is responsible under this Lease and to prosecute the same to completion diligently, subject, however, to the reasonably delays occasioned by events beyond the control of such Party. Each Party agrees to pay promptly when due the entire cost of any work done by it upon the Leased Premises so that the Leased Premises at all times shall be free of liens for labor and materials.  Each Party further agrees to defend, indemnify and hold harmless the other Party from and against any and all injury, loss, claims, damage or expenses (including reasonable attorney’s fees) to any person or property occasioned by or arising out of the willful misconduct or negligent acts or omissions of such Party, its agents, employees or contractors with relation to any alteration, improvement, repair or work of any nature made to the Leased Premises. Each Party further agrees that in doing such work that it will employ materials of good quality and comply with all governmental requirements, and perform such work in a good and workmanlike manner.

ARTICLE IX - TENANT'S COVENANTS

9.1. Tenant’s Covenants.  Tenant covenants and agrees as follows:

     (a) To procure any licenses and permits required for any use made of the Leased Premises by Tenant, and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceably to Landlord the Leased Premises broom clean, in good order, repair and condition in all respects; excepting only structural repairs due to defects in the building, major roof repairs and reasonable wear and tear;

     (b) To permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers of the Building with one (1) day prior notice and to provide Landlord, if not already available, with a set of keys for such purposes, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business;

     (c) To permit Landlord to enter the Leased Premises to inspect such repairs, improvements, alterations or additions thereto. If, under Article 8 Landlord is required to make a repair, alteration or improvement to the Leased Premises and as a result of any such repair, alteration or improvement Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, Tenant shall be deprived as a result thereof.

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ARTICLE X - INDEMNITY BY TENANT

10.l Indemnity and Public Liability.  The Tenant shall defend, hold harmless and indemnify Landlord, and if applicable its officers, managers, employees and agents (collectively, the “Indemnities”) from and against any claim, suit, demand, loss, liability, expense (including reasonable attorney’s fees), or damage of any nature (“Losses”) incurred by Indemnities which arises from or is related to (a) any person or property being on or about the Leased Premises; (b) Tenant’s possession or use of the Leased Premises; or (c) Tenant’s obligations under this Lease. The foregoing indemnity shall not apply in the event and to the extent a court of competent jurisdiction determines that such Losses arose as a result of the willful misconduct or gross negligence of the Indemnities. Tenant shall maintain, with respect to the Leased Premises and at Tenant’s expense, comprehensive general liability insurance with limits of not less than one million dollars ($1,000,000.00) combined single limit coverage of bodily injury, property damage or combination thereof. Further, Tenant shall maintain, at its expense, fire and extended coverage insurance (which shall include coverage relating to loss incurred as a result of wind or hurricane) on the Building and Leased Premises in the amount of at least Three Hundred and Fifty Thousand Dollars ($350,000.00). Each of the foregoing policies shall insure both Landlord and Tenant and shall be secured only from an insurance company reasonably acceptable to the Landlord. Landlord shall be listed as an additional insured on all such policies. A copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the commencement date and no such policy shall be cancelable without at least ten (10) days prior written notice to Landlord. In addition, Tenant shall be responsible, at its expense for fire and extended coverage insurance on all its personal property, including removable trade fixtures, located in the Leased Premises.

ARTICLE XI - USE OF PROPERTY BY TENANT

11.1 Use.  The Leased Premises may be occupied and used by Tenant exclusively as office, research and manufacturing space for HVAC products. Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any other party. Notwithstanding any provision herein to the contrary, Tenant shall not use the Leased Premises for purposes of storing, manufacturing or selling any explosives or flammables.

ARTICLE XII - SIGNAGE

12.1 Exterior Signs. Upon securing Landlord’s prior written approval, Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect and thereafter, to repair or replace, if it shall so elect signs on any portion of the Leased Premises, providing that Tenant shall remove any such signs upon termination of this lease, and repair all damage occasioned thereby to the Leased Premises.

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12.2 Interior Signs. Upon securing Landlord’s prior written approval Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect, maintain, place and install its usual and customary signs and fixtures in the interior of the Leased Premises.

ARTICLE XIII - INSURANCE

13.1. Insurance Proceeds.  In the event of any damage to or destruction of the Leased Premises, Tenant shall adjust the loss and settle, subject to Landlord’s written approval, all claims with the insurance companies issuing such policies. The Tenant does hereby irrevocably assign the proceeds from such insurance policies to Landlord or, if the Landlord shall so direct in writing, to the institutional first mortgagee then holding an interest in the Leased Premises.

Any insurance proceeds in excess of the proceeds necessary for the repair, restoration, rebuilding, replacement or any combination thereof of the Leased Premises shall be the sole property of Landlord subject to any rights therein of Landlord's mortgagee, and if the proceeds necessary for such repair, restoration, rebuilding or replacement, or any combination thereof shall be inadequate to pay the cost thereof, Tenant shall pay the deficiency.

13.2 Subrogation.  Landlord and Tenant hereby release each other, to the extent of the insurance coverage provided hereunder, from any and all liability or responsibility (to the other or anyone claiming through or under the other by way of subrogation or otherwise) for any loss to or damage of property covered by the fire and extended coverage insurance policies or any other such policy insuring the Leased Premises and any of Tenant's property, even if such loss or damage shall have been caused by the fault or negligence of the other Party.

13.3 Contribution. Tenant shall reimburse Landlord for all insurance premiums connected with or applicable to the Leased Premises for whatever insurance policy the Landlord, at its sole and exclusive option, should select.

ARTICLE XIV - DAMAGE TO DEMISED PREMISES

14.1 Abatement or Adjustment of Rent.  If the whole or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof and such damage is not a result of the willful misconduct or negligence on the part of Tenant or Tenant’s agents, employees or invitees, then the rent required under Article IV and all other payments required herein, if any, shall be abated or adjusted, as the case may be, in proportion to that portion of the Leased Premises of which Tenant shall be deprived on account of such damage or destruction and the work of repair, restoration, rebuilding, or replacement or any combination thereof, of the improvements so damaged or destroyed, shall in no way be construed by any person to effect any reduction of sums or proceeds payable under any rent insurance policy. If such damage is a result of willful misconduct or negligence on the part of Tenant or Tenant’s agents, employees or invitees then the rent and all other payments and charges shall not be abated or diminished while such damages are repaired and the Tenant shall be responsible for the costs of repair not covered by insurance.

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14.2 Repairs and Restoration.  Landlord agrees that in the event of damage or destruction to the Leased Premises, Landlord shall proceed to repair, restore, replace or rebuild the Leased Premises (excluding Tenant's leasehold improvements), to substantially the condition in which the same were immediately prior to such damage or destruction. The Landlord shall diligently prosecute said work to completion without delay or interruption except for events beyond the reasonable control of Landlord. Notwithstanding the foregoing, if Landlord does not either obtain a building permit within ninety (90) days of the date of such damage or destruction, or substantially complete such repairs, rebuilding or restoration within two (2) months of such damage or destruction, then Tenant may at any time thereafter cancel and terminate this Lease by sending thirty (30) days written notice thereof to Landlord. Notwithstanding the foregoing, if such damage or destruction shall amount to fifty (50%) percent or more of the replacement cost of the Leased Premises, exclusive of the land and foundations, this Lease may be terminated at the election of either Landlord or Tenant (except this option shall not be available to Tenant if the destruction or damage is a result of a result of the willful misconduct or negligence on the part of Tenant or Tenant’s agents, employees or invitee) provided that notice of such election shall be sent by the Party so electing to the other within thirty (30) days after the occurrence of such damage or destruction. Upon termination, as aforesaid, by either Party hereto, this Lease and the term thereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant, any payments due to the Landlord by tenant shall be immediately made and this Lease shall terminate.

ARTICLE XV - CONDEMNATION

15.1 Total Taking.  If, after the execution of this Lease and prior to the expiration of the Initial Term, or, in the event of an extension of the Lease, the expiration of said extension, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date when possession of the Leased Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

15.2 Partial Taking.  If, after the execution of this Lease and prior to the expiration of the Initial Term, or, in the event of an extension of the Lease, the expiration of said extension any public or private authority shall, under the power of eminent domain, take, or Landlord shall convey to said authority in lieu of such taking, property which results in a reduction by twenty- five (25%) percent or more of the area in the Leased Premises, or of a portion of the Leased Premises that substantially interrupts or substantially obstructs the conducting of business on the Leased Premises; then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant's election within thirty (30) days after Tenant shall receive notice of such taking. In the event of termination by Tenant under the provisions of Section 15.2, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Leased Premises that results in one of the above takings, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

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15.3 Restoration.  In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and the rent and any other charges shall, upon the taking, shall be reduced in proportion to the square footage of the Leased Premises remaining thereafter.

15.4 The Award.  All compensation awarded for any taking, whether for the whole or a portion of the Leased Premises, shall be the sole property of the Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the Leased Premises, or otherwise. The Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation. However, the Landlord shall not be entitled to and Tenant shall have the sole right to make its independent claim for and retain any portion of any award made by the appropriating authority directly to Tenant for loss of business, or damage to or depreciation of, and cost of removal of fixtures, personalty and improvements installed in the Leased Premises by, or at the expense of Tenant, and to any other award made by the appropriating authority directly to Tenant.

15.5 Release.  In the event of any termination of this Lease as the result of the provisions of this Article XV, the Parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

ARTICLE XVI - DEFAULT

16.1 Landlord’s Remedies. In the event that:

       (a)  Tenant shall on three or more occasions be in default in the payment of rent or other payment or charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord ten or more days subsequent to the due date), regardless of whether or not such default has occurred on consecutive or non-consecutive months; or

       (b)  Tenant has caused a lien to be filed against the Landlord's property and said lien is not removed within thirty (30) days of recordation thereof; or

       (c)  Tenant shall default in making any payment to Landlord required by this Lease, including but not limited to payments relating to rent and real property taxes and assessments and such default continues for a period of fifteen (15) days after any such payment was due; or

       (d)  Tenant shall default in the other observance or performance of any other obligations, covenants and agreements required to be performed and observed by Tenant hereunder for a period of thirty (30) days after notice to Tenant in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion); or

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     (e)  Sixty (60) days have elapsed after the commencement of any proceeding by or against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future Federal Bankruptcy Act or any other present or future applicable federal, state or other statute or law, whereby such proceeding shall not have been dismissed;

Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

         (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

         (ii)  Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom, and such property, if any, may be removed and sold or removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary in order to relet the Premises. Landlord shall in no way be responsible or liable for any rental concessions or any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated  and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

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         (iii)   Allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; or

         (iv)    Foreclose the security interest described herein; or

         (v)     Pursue such other remedies as are available at law or equity.

     (e)  Landlord's pursuit of any remedy of remedies, including without limitation, any one or more of the remedies stated herein shall not (1) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (2) serve as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

16.2 Landlord’s Self Help.  If Tenant fails in any manner to perform or observe any of conditions, agreements of obligations of this  Lease and Tenant does not cure such default within thirty (30) days after notice from Landlord specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, shall diligently prosecuted the same to completion), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom. Provided, however, that Landlord may, but is not obligated to, cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due and shall for all purposes be deemed and treated as rent hereunder.

16.3 Tenant’s Remedies. If there is a default by Landlord with respect to any of its covenants, warranties or representations under this Lease, and if the default continues more than thirty (30) days after notice in writing from Tenant to Landlord specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at its option, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures. If this Lease terminates prior to Tenant's receiving full reimbursement thereof Landlord shall pay the unreimbursed balance to Tenant on demand.

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ARTICLE XVII - TITLE

17.l  Subordination.  Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising on the Leased Premises or upon the building located thereon and to any renewals, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises, and Tenant agrees, upon demand such further instruments subordinating this Lease or attoning to the holder of any such liens as Landlord may request. In the event Tenant shall fail to promptly execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocable constitutes Landlord as its attorney-in-fact to execute such instruments in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord may request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if modifications have been made that the same is in full force and effect as so modified) stating the date to which the rent and other charges payable under this Lease have been paid, stating the Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such matters as Landlord may reasonably request.

17.2 Quiet Enjoyment.  Landlord covenants and agrees that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, that Tenant may peaceably and quietly have, hold, occupy and enjoy the Leased Premises in accordance with the terms of this Lease without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

17.3 Zoning and Good Title.  Landlord warrants and represents, upon which warranty and representation Tenant has relied in the execution of this Lease, that Landlord is the owner of the Leased Premises, in fee simple absolute, free and clear of all encumbrances, except for the easements, covenants and restrictions of record as of the date of this Lease. Such exceptions shall not impede or interfere with the quiet use and enjoyment of the Leased Premises by Tenant. Landlord further warrants and covenants that this Lease is and shall be a first lien on the Leased Premises, subject only to any mortgage to which this Lease is subordinate or may become subordinate pursuant to under Section 17.1, and to such encumbrances as shall be caused by the acts or omissions of Tenant; that Landlord has full right and lawful authority to execute this Lease for the Initial Term and any extension thereof, in the manner, and upon the conditions and provisions herein contained; that Landlord has no knowledge of any legal impediment to the use of the Leased Premises as set out herein.

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17.4 Licenses.  It shall be the Tenant's responsibility to obtain any and all necessary licenses and the Landlord shall bear no responsibility therefore.

ARTICLE XVIII - EXTENSIONS/WAIVERS/DISPUTES

18.l Extension Period.  Any extension hereof shall be subject to the provisions of Article III hereof.

18.2 Waivers.  No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. If any action by either Party shall require the consent or approval of the other Party, the other Party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either Party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said Party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

18.6 Notices. All notices and other communications authorized or required hereunder shall be in writing, and shall be deemed to have given to and been received by a Party: (i) when delivered personally, or (ii) three (3) days after deposit with an reputable national delivery service written verification of receipt and shall be given by mailing the same by certified mail, return receipt. If intended for Landlord the same will be mailed to the address herein above set forth or such other address or addresses as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at the address herein above set forth, or such other address or addresses as Tenant may hereafter designate by notice to Landlord. Either Party may designate a specific recipient to whose attention the notice shall be made.

ARTICLE XIX - PROPERTY DAMAGE

19.l Loss and Damage.  Notwithstanding any provisions of this Lease to the contrary, Landlord shall not be responsible for any loss of or damage to property of Tenant or of others located on the Leased Premises, except where caused by the willful misconduct or gross negligence of Landlord, its agents or contractors.

19.2 Force Majeure.  In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act or obligation, other than Tenant's obligation to make payments of rent and other payments or charges required hereunder, by reason of strikes, lockouts, unavailability of all suitable materials, failure of power, riots, insurrections, war or other reason beyond its control, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.  Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either Party.

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ARTICLE XX - MISCELLANEOUS

20.1 Assignment and Subletting. Tenant shall not assign or sublet all of any portion of the Leased Premise or assign this Lease in whole or in part without Landlord’s prior written consent which shall not be unreasonably withheld.

20.2 Fixtures.  All personal property, furnishings and equipment and all other trade fixtures installed in or hereafter by or at the expense of Tenant and all additions and/or improvements, exclusive of structural, mechanical, electrical, and plumbing, affixed to the Leased Premises and used primarily in the operation of the Tenant's business and made to, in or on the Leased Premises by and at the expense of Tenant and are capable of being removed from the Leased Premises without damage thereto shall remain the property of Tenant and Tenant shall, unless the Landlord otherwise agrees in writing, be entitled and obligated to, remove the same or any part thereof at any time or times during the Initial Term or any extension thereof, provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.

20.4 Invalidity of Particular Provision. All of the provisions in this Lease shall be considered as separate terms and conditions, and in the event that any one is held to be illegal, invalid or unenforceable, that provision shall be interpreted to the maximum extent enforceable and the other provisions hereof shall remain in full force and effect.

20.5 Captions and Definitions of Parties.  The captions of the sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

20.6 Successors. Except provided otherwise herein, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

20.7 No Partnership or Other Relationship. Nothing contained herein shall be deemed or construed by the Parties hereto nor by any third Party as creating the relationship of principal and agent or of partnership or of a joint venture between the Parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the Parties hereto, shall be deemed to create any relationship between the Parties hereto other than the relationship of Landlord and Tenant.

20.8 Brokers. No Party has acted as, by or through a broker in the effectuation of this Lease.

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20.9 Entire Agreement. This Lease supersedes any prior understanding concerning this subject matter and contains the entire and only agreement between the Parties, and no oral statements or representations or other written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both Parties.

20.10 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of Florida without regard to any conflicts of law principal. The Parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Pasco County, State of Florida.

20.11 In the event that litigation results from or arises out of this Lease or the performance thereof, the Parties agree to reimburse the prevailing Party's reasonable attorney's fees, court costs, and all other expenses in addition to any other relief to which the prevailing Party may be entitled.

20.12 Contractual Procedures.  Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the Parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

20.13 Financial Statement.  Upon Landlord’s request Tenant shall promptly furnish to Landlord at any time during the Initial Term and any extension thereof financial statements of Tenant prepared by an accountant. Tenant hereby represents and warrants that all the information contained therein is complete, true, and correct. Tenant understands that Landlord is relying upon the accuracy of the information contained therein. Should there be found to exist any inaccuracy within the financial statement which adversely affects Tenant's financial standing, or should Tenant's financial circumstances materially change, Landlord may demand, as additional security, an amount equal to an additional two (2) months' rent, which additional security shall be subject to all terms and conditions herein, or elect to terminate this Lease.

20.14 Counterparts. This Lease may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

20.15 Building Rules. Tenant will comply with the rules of the Building as adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so.

20.16 Memorandum of Lease. The Parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either Party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

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20.17 Survival. All provisions of this Lease relating to indemnification, payment, reimbursement, insurance, covenants, and remedies shall survive termination or expiration.

IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be executed by their duly authorized officers or representatives as of the day and year first above written.

LANDLORD	TENANT

Ethos Business Ventures	Dais Analytic Corporation

/s/ Brian A. Kelly	/s/ R.W. Brow

Printed	Printed
Name: Brian A. Kelly	Name: R.W. Brown
Title : Member	Title: V.P. Solutions

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 EXHIBIT "A" LEGAL DESCRIPTION

The Property located at or known as:

11552 Prosperous Drive
Odessa, Florida 33556
Lot 47, West Pasco Industrial Park
Phase II, Unit 2, according to the Plat thereof recorded in Plat Book 33, Pages 65 through 67 of the Public Records of Pasco County, Florida

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